EXHIBIT 10.130


                               CREDIT AGREEMENT

                                    among

                           FIRST HEALTH GROUP CORP.

                                 as Borrower,

                                     AND

                     CERTAIN SUBSIDIARIES OF THE BORROWER

                                as Guarantors,

                                     AND

                        THE LENDERS IDENTIFIED HEREIN,

                                     AND

                            BANK OF AMERICA, N.A.,

                           as Administrative Agent

                                 BANK ONE, NA

                                SUNTRUST BANK

                      LASALLE BANK NATIONAL ASSOCIATION,

                                     and

                                 BNP PARIBAS,

                           as Co-Syndication Agents



                          DATED AS OF APRIL 23, 2002



                       BANC OF AMERICA SECURITIES LLC,

               as Sole Book Manager and Co-Joint Lead Arranger

                       BANC ONE CAPITAL MARKETS, INC.,

                          as Co-Joint Lead Arranger

                              TABLE OF CONTENTS



 SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.....................1
      1.1  Definitions...........................................1
      1.2  Computation of Time Periods and Other Definitional
            Provisions..........................................16
      1.3  Accounting Terms/Calculation of Financial Covenants..16
      1.4  Time.................................................17

 SECTION 2  CREDIT FACILITIES...................................17
      2.1  Revolving Loans......................................17
      2.2  Letter of Credit Subfacility.........................19
      2.3  Swing Line Loans Subfacility.........................23
      2.4  Continuations and Conversions........................24
      2.5  Minimum Amounts......................................25

 SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS
            OF CREDIT...........................................25
      3.1  Interest.............................................25
      3.2  Place and Manner of Payments.........................25
      3.3  Prepayments..........................................26
      3.4  Fees.................................................26
      3.5  Payment in Full at Maturity..........................27
      3.6  Computations of Interest and Fees....................27
      3.7  Pro Rata Treatment...................................28
      3.8  Sharing of Payments..................................28
      3.9  Capital Adequacy.....................................29
      3.10 Inability To Determine Interest Rate.................29
      3.11 Illegality...........................................29
      3.12 Requirements of Law..................................30
      3.13 Taxes................................................30
      3.14 Compensation.........................................31
      3.15 Determination and Survival of Provisions.............32

 SECTION 4  GUARANTY............................................32
      4.1  Guaranty of Payment..................................32
      4.2  Obligations Unconditional............................32
      4.3  Modifications........................................33
      4.4  Waiver of Rights.....................................33
      4.5  Reinstatement........................................33
      4.6  Remedies.............................................34
      4.7  Limitation of Guaranty...............................34
      4.8  Rights of Contribution...............................34

 SECTION 5  CONDITIONS PRECEDENT................................34
      5.1  Closing Conditions...................................34
      5.2  Conditions to All Extensions of Credit...............36

 SECTION 6  REPRESENTATIONS AND WARRANTIES......................37
      6.1  Organization and Good Standing.......................37
      6.2  Due Authorization....................................37
      6.3  Enforceable Obligations..............................37
      6.4  No Conflicts.........................................37
      6.5  Consents.............................................37
      6.6  Financial Condition..................................38
      6.7  No Material Change...................................38
      6.8  Disclosure...........................................38
      6.9  No Default...........................................38
      6.10 Litigation...........................................38
      6.11 Taxes................................................38
      6.12 Compliance with Law..................................39
      6.13 Licensing and Accreditation..........................39
      6.14 Title to Properties..................................39
      6.15 Insurance............................................39
      6.16 Use of Proceeds......................................39
      6.17 Government Regulation................................40
      6.18 No Burdensome Restrictions...........................40
      6.19 ERISA................................................40
      6.20 Environmental Matters................................41
      6.21 Intellectual Property................................42
      6.22 Subsidiaries.........................................42
      6.23 Solvency.............................................42
      6.24 Indebtedness.........................................42

 SECTION 7  AFFIRMATIVE COVENANTS...............................43
      7.1  Information Covenants................................43
      7.2  Financial Covenants..................................45
      7.3  Preservation of Existence and Franchises.............46
      7.4  Books and Records....................................46
      7.5  Compliance with Law..................................46
      7.6  Payment of Taxes and Other Claims....................46
      7.7  Insurance............................................46
      7.8  Maintenance of Property..............................46
      7.9  Use of Proceeds......................................47
      7.10 Audits/Inspections...................................47
      7.11 Additional Guarantors................................47
      7.12 PPO Business.........................................47
      7.13 Claims Administration Business.......................47

 SECTION 8  NEGATIVE COVENANTS..................................47
      8.1  Indebtedness.........................................47
      8.2  Liens................................................48
      8.3  Nature of Business...................................48
      8.4  Consolidation and Merger.............................48
      8.5  Sale or Lease of Assets..............................49
      8.6  Investments..........................................49
      8.7  Transactions with Affiliates.........................49
      8.8  Fiscal Year; Accounting; Organizational Documents....49
      8.9  No Limitations.......................................49
      8.10 No Other Negative Pledges............................50
      8.11 Restricted Payments..................................50

 SECTION 9  EVENTS OF DEFAULT...................................50
      9.1  Events of Default....................................50
      9.2  Acceleration; Remedies...............................52
      9.3  Allocation of Payments After Acceleration............53

 SECTION 10  AGENCY PROVISIONS..................................54
      10.1 Appointment..........................................54
      10.2 Delegation of Duties.................................54
      10.3 Exculpatory Provisions...............................54
      10.4 Reliance on Communications...........................55
      10.5 Notice of Default....................................55
      10.6 Non-Reliance on Administrative Agent and Other
           Lenders..............................................56
      10.7 Indemnification......................................56
      10.8 Administrative Agent in Its Individual Capacity......56
      10.9 Successor Agent......................................57
      10.10 Other Agents; Lead Managers.........................57

 SECTION 11  MISCELLANEOUS......................................57
      11.1 Notices..............................................57
      11.2 Right of Set-Off; Automatic Debits...................57
      11.3 Benefit of Agreement.................................58
      11.4 No Waiver; Remedies Cumulative.......................61
      11.5 Payment of Expenses; Indemnification.................61
      11.6 Amendments, Waivers and Consents.....................61
      11.7 Counterparts/Telecopy................................62
      11.8 Headings.............................................62
      11.9 Survival of Indemnification and Representations and
           Warranties...........................................62
      11.10 Governing Law; Venue; Jurisdiction..................62
      11.11 Waiver of Jury Trial; Waiver of Consequential
            Damages.............................................63
      11.12 Severability........................................63
      11.13 Further Assurances..................................63
      11.14 Confidentiality.....................................63
      11.15 Entirety............................................63
      11.16 Binding Effect; Continuing Agreement................64


 SCHEDULES
 ---------
 Schedule 1.1(a)     Commitment Percentages/Lending Offices
 Schedule 2.2(c)     Existing Letters of Credit
 Schedule 6.22       Subsidiaries
 Schedule 6.24       Indebtedness
 Schedule 8.2        Liens
 Schedule 8.6        Investments
 Schedule 11.1       Notices


 EXHIBITS
 --------
 Exhibit 2.1(b)      Form of Notice of Borrowing
 Exhibit 2.1(e)      Form of New Commitment Agreement
 Exhibit 2.1(f)      Form of Revolving Note
 Exhibit 2.3(b)      Form of Swing Line Loan Request
 Exhibit 2.3(d)      Form of Swing Line Note
 Exhibit 2.4         Form of Notice of Continuation/Conversion
 Exhibit 7.1(c)      Form of Officer's Certificate
 Exhibit 7.12        Form of Joinder Agreement
 Exhibit 11.3(b)     Form of Assignment and Assumption

                               CREDIT AGREEMENT


      THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of April 23, 2002 among FIRST HEALTH GROUP CORP., a Delaware corporation (the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders and as Issuing Lender.

                                   RECITALS

      WHEREAS, the Borrower has requested the Lenders to provide a senior credit facility to the Borrower in an aggregate principal amount of up to $400,000,000; and

      WHEREAS, the Lenders party hereto have agreed to make the requested senior credit facility available to the Borrower on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                  SECTION 1

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

      1.1  Definitions.

      As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

           "Acquisition" means the acquisition by any Person of (a) all or substantially all of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

           "Additional Commitment" means, with respect to any Lender which executes a New Commitment Agreement in accordance with Section 2.1(e), the commitment of such Lender in an aggregate principal amount up to the amount specified in such New Commitment Agreement to (i) make Revolving Loans in accordance with the provisions of Section 2.1, (ii) purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.2 and (iii) purchase participation interests in the Swing Line Loans in accordance with the provisions of Section 2.3.

           "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

           "Administrative Agent" means Bank of America, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

           "Administrative Questionnaire" means an Administrative
      Questionnaire in a form supplied by the Administrative Agent.

           "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls (including but not limited to all directors and officers of such Person) or is Controlled by or is under direct or indirect common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of a Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlled" has the meaning correlative thereto.

           "Agency Services Address" means Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn:
      Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

           "Agent-Related Person" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and their respective officers, directors, employees, agents, counsel and attorneys-in-fact.

           "Applicable Percentage" means the appropriate applicable percentages corresponding to the Debt Rating of the Borrower in effect from time to time as described below:

================================================================================
 Pricing   Debt Rating              Applicable  Applicable   Applicable   All-in
 Level                              Percentage  Percentage   Percentage    Drawn
                                       for      for Letter      for
                                    Eurodollar   of Credit    Facility
                                      Loans        Fees         Fee
--------------------------------------------------------------------------------
 I     >= BBB+ from S&P/                .60%        .60%         .15%      .75%
       >= Baa1 from Moody's
--------------------------------------------------------------------------------
 II    >=BBB but < BBB+ from S&P/       .70%        .70%        .175%      .875%
       >=Baa2 but <Baa1 from Moody's
--------------------------------------------------------------------------------
 III   >=BBB- but <BBB from S&P/        .90%        .90%        .225%     1.125%
       >=Baa3 but <Baa2 from Moody's
--------------------------------------------------------------------------------
 IV    >=BB+ but < BBB- from S&P/      1.075%      1.075%       .350%     1.425%
       >=Ba1 but <Baa3 from Moody's
--------------------------------------------------------------------------------
 V     <BB+ or unrated by S&P/         1.225%      1.225%       .400%     1.625%
       <Ba1 or unrated by Moody's
================================================================================


      The Applicable Percentage for Eurodollar Loans, the Letter of Credit Fees and the Facility Fees shall, in each case, be determined and adjusted on the date (each a "Calculation Date") one Business Day after the date on which the Borrower's Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable Pricing Level set forth above; provided, however, that notwithstanding the Debt Rating, the Applicable Percentages from the Closing Date until the date that is six months following the Closing Date shall be based on Pricing Level IV, and on and after such date the applicable Pricing Level shall be determined by the Borrower's then current Debt Rating. If at any time there is a split in the Borrower's Debt Ratings between S&P and Moody's, the Applicable Percentages shall be determined by the higher of the two Debt Ratings (i.e. the lower pricing); provided that if the two Debt Ratings are more than one level apart, the Applicable Percentage shall be based on the Debt Rating which is one level higher than the lower rating. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Eurodollar Loans and Letters of Credit as well as any new Eurodollar Loans made or Letters of Credit issued.

           "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.3), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.3(b) or any other form approved by the Administrative Agent.

           "Attorney Costs" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

           "Authorized Officer" means the chief executive officer, the president, the chief financial officer, the controller or any vice president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

           "Bank of America" means Bank of America, N.A. or any successor thereto.

           "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

           "BAS" means Banc of America Securities LLC.

           "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus / of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

           "Base Rate Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

           "Borrower" means First Health Group Corp., a Delaware corporation.

           "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York, New York, Chicago, Illinois or Charlotte, North Carolina; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

           "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

           "Capital Expenditures" means all expenditures of the Borrower and its Subsidiaries on a consolidated basis which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases which would be so classified in accordance with GAAP.

           "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

           "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and
      (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time and demand deposits, certificates of deposit and banker's acceptances of (i) any Lender,
      (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments in tax-exempt municipal bonds rated AA (or the equivalent thereof) or better by S&P or Aa2 (or the equivalent thereof) or better by Moody's and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (e).

           "Cash Taxes" means the total amount of federal, state, foreign or other income or franchise taxes, paid in cash, of the Credit Parties and their Subsidiaries on a consolidated basis.

           "Change of Control" means either of the following events:

                (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 30% or more of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                (b) during any period of twelve calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office.

           "Claims Administration Business" means the business of performing the administrative tasks related to processing medical bills incurred by the beneficiaries of health plans offered by insurance companies, employers or other payors.

           "Closing Date" means the date hereof.

           "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

           "Commitments" means (a) the commitment of each Lender with respect to the Revolving Committed Amount, (b) the commitment of the Issuing Lender with respect to the LOC Commitment and (c) the commitment of the Swing Line Lender with respect to the Swing Line Commitment.

           "Contingent Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Contingent Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness to the extent of the applicable Contingent Obligation.

           "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the LOC Documents, any Notice of Borrowing, any Notice of Continuation/Conversion and any Swing Line Loan Request.

           "Credit Exposure" has the meaning set forth in the definition of Required Lenders in this Section 1.1.

           "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

           "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender and the Swing Line Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, or any of the other Credit Documents to which any Credit Party is a party and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under Hedging Agreements.

           "Debt Rating" means the long-term senior unsecured, non-credit enhanced debt rating of the Borrower from S&P and Moody's.

           "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
      (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or
      (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

           "Dividends" means any payment of dividends or any other distribution upon any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries other than (a) dividends or distributions payable in Capital Stock of such Person and (b) in the case of any Subsidiary of the Borrower, dividends or distributions payable to its direct parent.

           "Dollars" and "$" means dollars in lawful currency of the United States of America.

           "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that is domiciled or organized under the laws of any State of the United States or the District of Columbia.

           "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains and non-cash losses (including any gain or non-cash loss from the sale of Property)) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for
      (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period; provided, however, for purposes of calculating the financial covenants set forth in Section 7.2, the portion of EBITDA for any applicable period attributable to, without duplication, (A) Persons that are not Credit Parties and
      (B) minority interests, that exceeds 20% of total EBITDA for such period (calculated without giving effect to this proviso) shall be excluded from EBITDA.

           "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

           "Eligible Assets" means any assets or any business (or any substantial part thereof) used or useful in the same line of business as the Borrower and any of its Subsidiaries are engaged on the Closing Date (or reasonable extensions thereof).

           "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Commitment to make Revolving Loans, the Issuing Lender, and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

           "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

           "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife,
      (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

           "Equity Issuance" means any issuance by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

           "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or any Subsidiary of the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any Subsidiary of the Borrower and which is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

           "ERISA Event" means (a) with respect to any Single Employer or Multiple Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of any Single Employer Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan; (f) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (g) the conditions for imposition of a lien under
      Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

           "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

           "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

           Eurodollar Rate =        London Interbank Offered Rate
                                    1 - Eurodollar Reserve Percentage

           "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

           "Event of Default" means any of the events or circumstances specified in Section 9.1.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

           "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of October 22, 1997, by and among the Borrower (formerly Healthcare Compare Corp.), as borrower, the lenders signatories thereto, LaSalle National Bank, as administrative agent, and First Chicago Capital Markets, Inc., as syndication agent, as amended or modified from time to time.

           "Existing Letters of Credit" means the letters of credit described on Schedule 2.2(c).

           "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

           "Facility Fees" means the fees payable to the Lenders pursuant to
      Section 3.4(a).

           "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

           "Fee Letter" means that certain letter agreement, dated as of March 4, 2002, among the Borrower, BAS and Bank of America.

           "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Borrower for the twelve month period ending on such date, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) EBITDA for such period plus (ii) rental payments under operating leases made during such period minus (iii) Capital Expenditures for such period minus
      (iv) Cash Taxes paid during such period to (b) the sum of (i)
      Interest Expense (to the extent paid in cash) for such period plus
      (ii) Scheduled Funded Debt Payments for such period, plus (iii) rental payments under operating leases made during such period plus
      (iv) Dividends for such period.

           "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

           "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Credit Parties and their Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries (other than trade debt incurred in the ordinary course of business and due within nine months of the incurrence thereof), (c) the principal portion of all obligations of the Credit Parties and their Subsidiaries under Capital Leases, (d) all drawn but unreimbursed amounts under all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business) issued for the account of a Credit Party or any of its Subsidiaries,
      (e) all Funded Debt of another Person secured by a Lien on any Property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries (provided, however, if recourse to such Person is specifically limited in writing to such Property, the amount deemed to be "Funded Debt" shall be limited to the lesser of the amount of the underlying Funded Debt or the fair market value of the applicable Property), (f) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated with respect thereto, (g) the amount of principal attributable under any outstanding Synthetic Lease and (h) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP.

           "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

           "Governmental Authority" means any federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

           "Guarantor" means each Person identified as a "Guarantor" on the signature pages hereto and each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.11 or otherwise, together with their successors and permitted assigns.

           "Guaranty" means the guaranty of the Credit Party Obligations provided by the Guarantors pursuant to Section 4.

           "Hazardous Materials" means any substance, material or waste defined in or regulated under any Environmental Laws.

           "Hedging Agreements" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

           "HIPAA" means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of HIPAA shall be construed also to refer to any successor sections.

           "Immaterial Subsidiary" means a Subsidiary of the Borrower with assets of $15,000,000 or less and which has net income for the previous four fiscal quarters of $5,000,000 or less as of any date of determination.

           "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within nine months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided, however, if recourse to such Person is specifically limited in writing to such Property, the amount deemed to be "Indebtedness" of a Person shall be limited to the lesser of the amount of the underlying Indebtedness or the fair market value of the applicable Property), (f) all Contingent Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any Synthetic Lease of such Person,
      (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (i) all net obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture to the extent such Person is legally obligated with respect thereto.

           "Indemnified Liabilities" has the meaning set forth in Section
      11.5.

           "Intellectual Property" has the meaning set forth in Section 6.21.

           "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all interest expense including the interest component under Capital Leases, as determined in accordance with GAAP.

           "Interest Payment Date" means (a) as to Base Rate Loans and Swing Line Loans, the last day of each calendar quarter and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

           "Interest Period" means as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
      (ii) no Interest Period shall extend beyond the Maturity Date and
      (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

           "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory, supplies or other assets in the ordinary course of business and other than any acquisition of assets constituting a Capital Expenditure), shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or
      (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits or advances made in connection with the purchase of equipment or other assets or services in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Contingent Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

           "Investment Grade Rating" means a Debt Rating of (a) at least BBB-or higher from S&P and (b) at least Baa3 or higher from Moody's.

           "Issuing Lender" means Bank of America (or, solely with respect to the Existing Letters of Credit, LaSalle Bank National Association).

           "Issuing Lender Fees" has the meaning set forth in Section
      3.4(b)(ii).

           "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12.

           "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, any Person which becomes a Lender by executing a New Commitment Agreement pursuant to Section 2.1(e), and, as the context requires, includes the L/C Issuer and the Swing Line Lender, together with their successors and permitted assigns.

           "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 1.1(a), or such other office or offices as a Lender may from time notify to the Borrower and the Administrative Agent.

           "Letter of Credit" means (a) any Existing Letter of Credit and
      (b) any letter of credit issued for the account of the Borrower by the Issuing Lender pursuant to Section 2.2, as such letter of credit may be amended, modified, extended, renewed or replaced.

           "Letter of Credit Fees" has the meaning set forth in Section
      3.4(b)(i).

           "Leverage Ratio" means (subject to Section 1.3), as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

           "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

           "Loan" or "Loans" means the Revolving Loans and the Swing Line Loans (or any portion thereof), individually or collectively, as appropriate.

           "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit for the account of the Borrower in an aggregate face amount outstanding (together with the amounts of any unreimbursed drawings thereon) at any time of up to the LOC Committed Amount.

           "LOC Committed Amount" means SEVENTY-FIVE MILLION DOLLARS ($75,000,000).

           "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

           "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

           "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

           "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

           "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

           "Maturity Date" means June 29, 2007.

           Medicaid" shall mean that entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria.

           "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above; (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

           "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

           "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

           "Multiple Employer Plan" means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) in which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

           "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by the Borrower or any of its Subsidiaries in respect of any Equity Issuance, net of (a) direct costs, fees and expenses incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees) and (b) taxes paid or payable as a result thereof.

           "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

           "Net Worth" means, as of any date with respect to the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity or net worth, as determined in accordance with GAAP.

           "New Commitment Agreement" has the meaning assigned to such term in Section 2.1(e).

           "Note" or "Notes" means the Revolving Notes and the Swing Line Loan Note, individually or collectively, as appropriate.

           "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

           "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.3.

           "Participants" means Lenders with a Revolving Loan Commitment Percentage greater than zero.

           "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in (a) Letters of Credit or LOC Obligations as provided in Section 2.2, (b) Swing Line Loans as provided in Section 2.3 or (c) any Loans as provided in Section 3.8.

           "Participation Purchaser" has the meaning assigned to such term in
      Section 11.3(d).

           "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

           "Permitted Acquisition" means an Acquisition by a Credit Party or any of its Subsidiaries provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition constitutes Eligible Assets (or goodwill associated therewith), (b) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) both immediately before and after immediately giving effect to such Acquisition, no Default or Event of Default exists, (d) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date,
      (e) such Acquisition is undertaken in accordance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which any party to such Acquisition may be subject and (f) if the aggregate consideration for such Acquisition exceeds $50,000,000,
      (i) the Borrower shall provide at least 15 days prior written notice of such Acquisition to the Administrative Agent and (ii) the Borrower shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of an Authorized Officer of the Borrower providing calculations showing that the Borrower is in compliance with the financial covenants set forth in Section 7.2 on a Pro Forma Basis giving effect to such Acquisition.

           "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) trade accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) Investments in Credit Parties, (d) Permitted Acquisitions, (e) travel advances to management personnel and employees in the ordinary course of business,
      (f) Investments existing as of the Closing Date and set forth on
      Schedule 8.6 and (g) other Investments (other than Acquisitions) not otherwise prohibited hereunder, provided that at any time that the Borrower does not have an Investment Grade Rating, the aggregate amount of all such Investments shall not exceed $50,000,000 (or, if at such time the aggregate amount of such Investments exceeds $50,000,000, no additional Investments shall be made pursuant to this clause (g) until the Borrower obtains an Investment Grade Rating).

           "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof),
      (c) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) Liens (other than Liens imposed under ERISA) consisting of pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds,
      (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes, (h) Liens in connection with judgments, provided that the judgments secured thereby do not constitute an Event of Default under
      Section 9.1(h), (i) Liens securing Indebtedness permitted by Sections 8.1(a)(iv) and 8.1(b)(vi), provided that the aggregate principal amount of such secured Indebtedness shall not exceed the sum of
      (i) $75,000,000 minus (ii) the aggregate principal amount all unsecured Indebtedness incurred pursuant to Section 8.1(b)(vi), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries,
      (l) any interest of a Person party to an agreement to, or holding an option to, acquire assets in connection with a sale of assets permitted by Section 8.5 and (m) Liens existing on the date hereof and identified on Schedule 8.2 and any renewals and extensions thereof not otherwise prohibited by this Credit Agreement; provided that (i) no such Lien shall extend to any Property other than the property subject thereto on the Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be increased.

           "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

           "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

           "PPO Business" means the business of developing and maintaining networks of independent healthcare providers that have agreed to accept discounted rates for services rendered to beneficiaries of health plans offered by insurance companies, employers or other payors.

           "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

           "Pro Forma Basis" means, in connection with any Permitted Acquisition, Restricted Payment or incurrence of Indebtedness, that such Acquisition or incurrence of Indebtedness occurred as of the end of the last fiscal quarter for which the Borrower has delivered an officer's certificate pursuant to Section 7.1(c).

           "Property" means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

           "Real Properties" has the meaning given thereto in Section 6.20.

           "Regulation D, T, U or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes hereof, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit and outstanding Swing Line Loans.

           "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

           "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation or by the PBGC.

           "Restricted Payments" means with respect to any Person (a) any payment of dividends or any other distribution upon any shares of any class of Capital Stock of such Person (other than (i) dividends or distributions payable in Capital Stock of such Person and (ii) in the case of any Subsidiary of the Borrower, dividends or distributions to the Borrower or any wholly-owned Subsidiary of the Borrower that is its direct parent) and (b) any direct or indirect purchase, redemption or other acquisition or retirement (or any provision therefor) of any shares of the Capital Stock of such Person or any warrants or options to purchase any such shares of Capital Stock.

           "Revolving Committed Amount" means FOUR HUNDRED MILLION DOLLARS ($400,000,000) or such amount to which the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or increased pursuant to
      Section 2.1(e).

           "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on
      Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

           "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

           "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders, if requested, evidencing the Revolving Loans of each such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(f).

           "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

           "Scheduled Funded Debt Payments" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt (including the implied principal component of payments due on Capital Leases and Synthetic Leases).

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

           "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "Social Security Act" means the Social Security Act as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed also to refer to any successor sections.

           "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

           "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

           "Swing Line Commitment" the commitment of the Swing Line Lender to make Swing Line Loans to the Borrower in an aggregate principal amount outstanding at any time of up to the Swing Line Committed Amount.

           "Swing Line Committed Amount" means FIFTEEN MILLION DOLLARS ($15,000,000).

           "Swing Line Lender" means Bank of America.

           "Swing Line Loans" means the loans made by the Swing Line Lender pursuant to Section 2.3.

           "Swing Line Loan Note" means the promissory note of the Borrower in favor of the Swing Line Lender, if requested, evidencing the Swing Line Loans provided pursuant to Section 2.3, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit 2.3(d).

           "Swing Line Loan Request" means a request by the Borrower for a Swing Line Loan in substantially the form of Exhibit 2.3(b).

           "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

           "Total Assets" means all items that in accordance with GAAP would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis.

           "Voting Stock" means all classes of the Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or similar governing authority).


      1.2  Computation of Time Periods and Other Definitional Provisions.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.


      1.3  Accounting Terms/Calculation of Financial Covenants.

           (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to
      Section 7.1, consistent with the financial statements delivered pursuant to Section 5.1(d)); provided, however, if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made. The Borrower shall be required to notify the Administrative Agent of any change in GAAP from the most recent audited annual financial statements of the Borrower and its Subsidiaries referred to in Section 7.1 that materially impacts the financial covenants set forth in Section 7.2.

           (b) Notwithstanding anything herein to the contrary, for the purposes of calculating the financial covenants set forth in Section
      7.2 (including without limitation for purposes of the calculation of such covenants on a Pro Forma Basis to comply with other terms of this Credit Agreement), (i) income statement items (positive or negative) attributable to any Person or Property acquired in a Permitted Acquisition and Indebtedness incurred in connection with such Permitted Acquisition shall, without duplication, be treated as if such Person or Property was acquired or such Indebtedness incurred as of the first day of the twelve month period ending as of the most recently completely fiscal quarter of the Borrower and (ii) income statement items (positive or negative) attributable to Property disposed of in any asset sale permitted by Section 8.5(e) and Indebtedness retired in connection with such sale shall, without duplication, be treated as if such sale occurred as of the first day of the twelve month period ending as of the most recently completed fiscal quarter of the Borrower.


      1.4  Time.

      All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.


                                  SECTION 2

                              CREDIT FACILITIES
                              -----------------

      2.1  Revolving Loans.

           (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, including but not limited to Section 5.2, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, in an amount equal to its Revolving Loan Commitment Percentage of such Revolving Loan, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Commitments have been terminated as provided herein); provided, however, that the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

           (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Borrowing in the form of Exhibit 2.1(b) (which may be submitted by telecopy), each of such telephonic notice and such written Notice of Borrowing setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with
      Section 5.2. All Revolving Loans made on the Effective Date shall be Base Rate Loans. Thereafter, all or any portion of such Revolving Loans may be converted into Eurodollar Loans in accordance with
      Section 2.4.

           (c) Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 12:00 Noon on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency Services Address. The amount of the requested Revolving Loans will promptly then be made available to the Borrower by the Administrative Agent as directed by the Borrower, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

           No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to
      (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing or (ii) from such Lender, at a rate per annum equal to, during the period to but excluding the date two Business Days after demand therefor, the Federal Funds Rate, and, thereafter, the Base Rate plus two percent (2%) per annum.

           (d)  Reductions of Revolving Committed Amount.   Upon at least one
      Business Day's prior written notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans. Any reduction in (or termination of) the Revolving Committed Amount pursuant to this
      Section 2.1(d) shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount pursuant to this Section 2.1(d).

           (e) Increases of the Revolving Committed Amount . The Borrower shall have the right upon at least fifteen (15) Business Days' prior written notice to the Administrative Agent to increase the Revolving Committed Amount by up to $300,000,000 in the aggregate, in one or more increases, at any time and from time to time on or after the Closing Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

                (i) no Default or Event of Default has occurred and is continuing on the date on which such increase is to become effective;

                (ii) the representations and warranties set forth in Section 6 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such increase is to become effective;

                (iii) such increase shall be an integral multiple of $1,000,000 and shall in no event be less than $20,000,000;

                (iv) such requested increase shall be effective on such date only to the extent that, on or before such date, (A) the Administrative Agent shall have received and accepted a corresponding amount of Additional Commitment(s) pursuant to a commitment letter(s) acceptable to the Administrative Agent from one or more lenders acceptable to the Administrative Agent and, with respect to any lender that is not at such time a Lender hereunder, the Borrower, and (B) each such lender has executed an agreement in the form of Exhibit 2.1(e) (hereto (each such agreement a "New Commitment Agreement"), accepted in writing therein by the Administrative Agent and, with respect to any lender that is not at such time a Lender hereunder, the Borrower, with respect to the Additional Commitment of such lender; and

                (v) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower) it may reasonably request relating to the corporate or other necessary authority for and the validity of such increase in the Revolving Committed Amount, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

           At such time as the Borrower has received and accepted Additional Commitments in an aggregate amount equal to $300,000,000, the Borrower's ability to solicit and accept commitments pursuant to this
      Section 2.1(e) shall terminate.

           (f) Revolving Loan Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender that requests a Revolving Loan Note in substantially the form of Exhibit 2.1(f).


      2.2  Letter of Credit Subfacility.

           (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party or its Subsidiaries under this Credit Agreement), the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time upon request, in its reasonable discretion, to issue (from the Effective Date to thirty days prior to the Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars, and the Participants shall participate in, Letters of Credit for the account of the Borrower; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed the LOC Committed Amount and (ii) the sum of the aggregate amount of outstanding LOC Obligations plus the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding Swing Line Loans shall not exceed the Revolving Committed Amount. The Issuing Lender may require the issuance and expiry date of each Letter of Credit to be a Business Day. Each Letter of Credit shall be either
      (A) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Credit Party or any of its Subsidiaries, or (B) a commercial letter of credit in respect of the purchase of goods or services by a Credit Party or any of its Subsidiaries in the ordinary course of business. Except as otherwise expressly agreed upon by all the Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) nor, as extended or otherwise, shall have an expiry date beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents.


           (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a report specifying the Letters of Credit which are then issued and outstanding. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

           (c)  Participations.

                (i) On the Effective Date, each Participant shall automatically acquire a participation in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit.

                (ii) Each Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or (e) hereof. The obligation of each Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

           (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower.
      Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Base Rate in the amount of the drawing, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of such Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Participants of the amount of any unreimbursed drawing and each Participant shall promptly pay to the Issuing Lender, in Dollars and in immediately available funds, the amount of such Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 12:00 Noon, otherwise such payment shall be made at or before 2:00 p.m. on the Business Day next succeeding the day such notice is received. If such Participant does not pay such amount to the Issuing Lender in full upon such request, such Participant shall, on demand, pay to the Issuing Lender interest on the unpaid amount during the period from the date the Participant received the notice regarding the unreimbursed drawing until such Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate plus two percent (2%) per annum. Each Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Participant to the Issuing Lender, such Participant shall, automatically and without any further action on the part of the Issuing Lender or such Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

           (e) Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each applicable Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
      Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations in accordance with the terms of subsection (d) above; provided, further, that in the event any such Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate plus two percent (2%) per annum.

           (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

           (g) Uniform Customs and Practice. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, including the International Chamber of Commerce decision by the Commission on Banking Technique and Practice of April 6, 1998 regarding the European Single Currency (euro), (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

           (h)  Responsibility of Issuing Lender.

                (i) It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lender hereunder to the Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Participant to recover from the Issuing Lender any amounts made available by such Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                (ii) The Issuing Lender shall be under no obligation to issue any Letter of Credit if (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, (b) any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (c) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender.

           (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

           (j)  Indemnification of Issuing Lender.

                (i) In addition to its other obligations under this Credit Agreement, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorney Costs) that the Issuing Lender incurs or is subject to as a consequence, direct or indirect, of
           (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").

                (ii) As between a Credit Party and the Issuing Lender, such Credit Party shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if the Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
           (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
           (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Credit Parties contained in this
           Section 2.2. The obligations of the Credit Parties under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                (v) Notwithstanding anything to the contrary contained in this subsection (j), the Credit Parties shall have no obligation to indemnify the Issuing Lender in respect of any claims, demands, liabilities, damages, losses, costs, charges or expenses incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.

           (k) Designation of other Persons as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.


      2.3  Swing Line Loans Subfacility.

           (a) Swing Line Loans. The Swing Line Lender hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make loans (each a "Swing Line Loan" and collectively, the "Swing Line Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Commitments have been terminated as provided herein); provided that (i) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Committed Amount and (ii) the aggregate amount of outstanding Swing Line Loans plus the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations shall not exceed the Revolving Committed Amount. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans.

           (b) Method of Borrowing and Funding Swing Line Loans. By no later than 1:00 p.m. on the date of the requested borrowing of Swing Line Loans, the Borrower shall provide telephone notice to the Swing Line Lender, followed promptly by a written Swing Line Loan Request in the form of Exhibit 2.3(b) (which may be submitted by telecopy) setting forth (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan and complying in all respects with
      Section 5.2. The Swing Line Lender shall initiate the transfer of funds representing the Swing Line Loan advance to the Borrower by 3:00 p.m. on the Business Day of the requested borrowing.

           (c) Repayment and Participations of Swing Line Loans. The Borrower agrees to repay all Swing Line Loans within three Business Days of demand therefor by the Swing Line Lender. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by the Swing Line Lender,
      (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Participant shall irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing
      Line Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swing Line Lender at the Agency Services Address, or at such other address as the Swing Line Lender may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to the Swing Line Lender by any Participant, the Swing Line Lender shall be entitled to recover such amount on demand from such Participant, together with accrued interest thereon for each day from the date of demand thereof, at a rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate plus two percent (2%) per annum. If such Participant does not pay such amount forthwith upon the Swing Line Lender's demand therefor, and until such time as such Participant makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Participants to purchase a participation therein. Further, such Participant shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swing Line Lender to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Participant failed to purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise).

           (d) Swing Line Loan Note. The Swing Line Loans made by the Swing Line Lender shall, if requested by the Swing Line Lender, be evidenced by a duly executed promissory note of the Borrower to the Swing Line Lender in substantially the form of Exhibit 2.3(d).


      2.4  Continuations and Conversions.

      Subject to the terms below, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans. By no later than 11:00 a.m.
 (a) on the date of the requested conversion of a Eurodollar Loan to a Base Rate Loan or (b) three Business Days prior to the date of the requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Continuation/Conversion, in the form of Exhibit 2.4 setting forth
 (i) whether the Borrower wishes to continue or convert such Loans and
 (ii) if the request is to continue a Eurodollar Loan or convert a Base
 Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto. Notwithstanding anything herein to the contrary, (A) except as provided in
 Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto,
 (B) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of an Event of Default, (C) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period and (D) any failure to state the Interest Period with respect to the continuation of a Eurodollar Loan or the conversion of a Base Rate Loan to a Eurodollar Loan shall constitute a request for a one month Interest Period. It is understood and agreed that Swing Line Loans may not be continued or converted.

      2.5  Minimum Amounts.

      Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, (c) each Swing Line Loan shall be in a minimum amount of the lesser of $100,000 (and in integral multiples of $100,000 in excess thereof) or the remaining amount available under the Swing Line Committed Amount and (d) no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.5, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.


                                  SECTION 3

                        GENERAL PROVISIONS APPLICABLE
                        TO LOANS AND LETTERS OF CREDIT
                        ------------------------------

      3.1  Interest.

           (a) Interest Rate. Subject to Section 3.1(b), (i) all Base Rate Loans shall accrue interest at the Base Rate, (ii) all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate and (iii) all Swing Line Loans shall accrue interest at the Base Rate.

           (b) Default Rate of Interest. Upon the occurrence, and during the continuation, of an Event of Default pursuant to Section 9.1(a), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Base Rate plus two percent (2%) per annum).

           (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

      3.2  Place and Manner of Payments.

      All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be made unconditionally and without any setoff, deduction, counterclaim, defense, recoupment or withholding of any kind and received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at the Agency Services Address. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may reasonably deem appropriate). The Administrative Agent will distribute such payments to the Lenders on the same Business Day if any such payment is received at or before 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that, in the case of Eurodollar Loans (or interest payable with respect thereto), if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

      3.3  Prepayments.

           (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) each such partial prepayment of Eurodollar Loans or Base Rate Loans shall be in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 and (ii) each such partial prepayment of Swing Line Loans shall be in the minimum principal amount of $100,000 and integral multiples of $100,000. Amounts prepaid pursuant to this Section 3.3(a) shall be applied as the Borrower may elect; however, if the Borrower fails to specify, such prepayment will be applied in the manner set forth in Section 3.3(c) below. All prepayments under this Section 3.3(a) shall be subject to
      Section 3.14

           (b) Mandatory Prepayments. If at any time (i) the sum of the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans exceeds the Revolving Committed Amount,
      (ii) the aggregate amount of outstanding Swing Line Loans exceeds the Swing Line Committed Amount or (iii) the aggregate amount of outstanding LOC Obligations exceeds the LOC Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent (or with respect to LOC Obligations an amount to be held as cash collateral) in a manner and in an amount necessary to be in compliance with Sections 2.1, 2.2 and 2.3, as applicable and as directed by the Administrative Agent (any such prepayment with respect to clause (i) above to be applied as set forth in Section 3.3(c) below).

           (c) Application of Prepayments. All amounts paid pursuant to Section 3.3(a), if the Borrower has not otherwise elected an application of such amounts, and all amounts required to be prepaid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities), second to Swing Line Loans and third to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14.

      3.4  Fees.

           (a) Facility Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee equal to the Applicable Percentage for Facility Fees (the "Facility Fees") on the average daily amount of the Revolving Committed Amount. The Facility Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

           (b)  Letter of Credit Fees.

                (i) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender, for the pro rata benefit of each Lender (based on each Lender's Commitment Percentage), a per annum fee (the "Letter of Credit Fees") equal to the Applicable Percentage for the Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fees will be payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                (ii) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) the customary, incidental and/or out of pocket charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit and (B) a letter of credit fronting fee as set forth in the Fee Letter on the face amount of each Letter of Credit (collectively, the "Issuing Lender Fees"), such fee to be payable quarterly on the last day of each fiscal quarter of the Borrower and on the Maturity Date.

           (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent.

      3.5  Payment in Full at Maturity.

      On the Maturity Date, the entire outstanding principal balance of all Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

      3.6  Computations of Interest and Fees.

           (a) Except for Eurodollar Loans and Loans that are based upon the Federal Funds Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

           (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

      3.7  Pro Rata Treatment.

      Except to the extent otherwise provided herein:

           (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

           (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

           (c) Swing Line Loans. The Swing Line Lender shall receive, for its own account, all payments or prepayments of principal and interest with respect to the Swing Line Loans; provided, however, upon the funding of the Participants' participation interests with respect to a Swing Line Loan pursuant to Section 2.3(c), such Participants shall be entitled to receive their pro rata share of any payment or prepayment of principal and interest with respect to such Swing Line Loan.

      3.8  Sharing of Payments.

      The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

      3.9  Capital Adequacy.

      If any Lender reasonably determines that the introduction of any law, rule or regulation or other Requirement of Law (after the date hereof) regarding capital adequacy or any change in or in the interpretation of, or compliance by such Lender (or its Lending Office) with any law, rule or regulation or other Requirement of Law (after the date hereof) regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time within 10 days written demand of such Lender to the Borrower (with a copy of such demand to the Administrative Agent) (which demand shall set out in reasonable detail the basis and calculation of the amount demanded), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. Notwithstanding anything to the contrary contained herein, Borrower shall not be required to make any payment to any Lender pursuant to this Section 3.9 with respect to amounts relating to any period of time which is greater than 180 days prior to such Lender's request therefor.

      3.10 Inability To Determine Interest Rate.

      If the Administrative Agent reasonably determines (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Loan, or (c) the Eurodollar Rate for such Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly notify the Borrower and all the Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or Notice of Continuation/Conversion with respect to Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of or conversion into a Base Rate Loan in the amount specified therein.

      3.11 Illegality.

      If any Lender reasonably determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted, together with any amounts due with respect thereto pursuant to Section 3.14. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.12 Requirements of Law.

      If any Lender reasonably determines that as a result of the introduction of any Requirement of Law (after the date hereof) or any change in, or in the interpretation of by a Governmental Authority, or such Lender's compliance with any Requirement of Law (after the date hereof), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges (as to which Section 3.13 shall govern) and (ii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time, within 10 days of written demand of such Lender to the Borrower (with a copy of such demand to the Administrative Agent) (which demand shall set out in reasonable detail the basis and calculation of the amount demanded), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in yield. Notwithstanding anything to the contrary contained herein, Borrower shall not be required to make any payment to any Lender pursuant to this Section 3.12 with respect to amounts relating to any period of time which is greater than 180 days prior to such Lender's request therefor.

      3.13 Taxes.

           (a) Any and all payments by a Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes (including branch profits taxes or alternative minimum taxes) imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Credit Party shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law, and (iv) within 30 days after the date of such payment, such Credit Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

           (b) In addition, each Credit Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

           (c) Each Credit Party agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other
      Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13) paid by the Administrative Agent and such Lender and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

           (d) Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Lender and entitling it to a complete exemption from withholding tax on all payments to be made to such Lender by the Credit Parties pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by a Credit Party pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent and the Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any complete exemption from United States withholding taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement,
      (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Credit Parties make any deduction or withholding for taxes from amounts payable to such Lender. If, other than as a result in a change in law or treaty (or interpretation thereof) after such Person first became a party to this Credit Agreement, such Lender fails to deliver the above forms or other documentation, then the Administrative Agent and the Borrower may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction (and the Borrower shall not be required to make any corresponding payment to such Lender pursuant to this Section 3.13). If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 3.13(d), and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section 3.13(d) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

           (e) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.13, then such Lender will (at the expense of the Credit Parties) agree to use reasonable efforts to change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, will not cause unreasonable hardship to such Lender and is not otherwise materially disadvantageous to such Lender.

      3.14 Compensation.

      Within 10 days of the written demand of any Lender (which demand shall set out in reasonable detail the basis and calculation of the amounts demanded), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits) incurred by it as a result of:

           (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Eurodollar Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

           (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Eurodollar Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount previously requested by the Borrower.

 The amount each such Lender shall be compensated pursuant to this
 Section 3.14 shall include, without limitation, (i) any loss incurred by such Lender in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be and (ii) any reasonable out-of-pocket expenses (including Attorney Costs) incurred and reasonably attributable thereto.

 For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14, each Lender may deem that it funded each Eurodollar Loan made by it at the Eurodollar Rate for such Eurodollar Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

      3.15 Determination and Survival of Provisions.

      All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all Credit Party Obligations.


                                  SECTION 4

                                  GUARANTY
                                  --------

      4.1  Guaranty of Payment.

      Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under the Credit Documents and such Hedging Agreements. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

      4.2  Obligations Unconditional.

      The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall not assert any right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder;
 it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantors further agree to all rights of set-off and automatic debits as set forth in Section 11.2.

      4.3  Modifications.

      Each Guarantor agrees that (a) all or any part of the collateral, if any, now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

      4.4  Waiver of Rights.

      Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.

      4.5  Reinstatement.

      The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable Attorney Costs) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      4.6  Remedies.

      The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

      4.7  Limitation of Guaranty.

      Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, the obligations of each Guarantor hereunder shall be limited to the maximum amount that could be claimed by the Administrative Agent and/or the Lenders from such Guarantor under this
 Section 4 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Credit Party.

      4.8  Rights of Contribution.

      The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.


                                  SECTION 5

                             CONDITIONS PRECEDENT
                             --------------------

      5.1  Closing Conditions.

      The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction (or waiver) of the following conditions:

           (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Lenders in their sole discretion.

           (b) Authority Documents. Receipt by the Administrative Agent of the following with respect to each Credit Party:

                (i) Organizational Documents. Copies of the articles or certificates of incorporation or other organizational documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                (ii) Bylaws. A copy of the bylaws or other governing documents of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                (iii) Resolutions. Copies of resolutions of the Board of Directors or other governing body of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Closing Date.

                (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and each other jurisdiction in which the failure to qualify and be in good standing would have a Material Adverse Effect on the business or operations of such Credit Party.

                (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

           (c) Opinions of Counsel. Receipt by the Administrative Agent of opinions reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Closing Date.

           (d) Financial Statements. Receipt by the Lenders of (i) the annual consolidated financial statements (including balance sheets, income statements and cash flow statements) of the Borrower and its Subsidiaries for the fiscal years 1999, 2000 and 2001 audited by independent public accountants of recognized national standing, together with the "management letter" submitted by such accountants in connection with such financial statements, (ii) pro forma quarterly and annual consolidated financial statements (including balance sheets, income statements and cash flow statements) of the Borrower and its Subsidiaries for the fiscal quarter ended December 31, 2001 after giving effect to the acquisition of CCN Managed Care, Inc. and (iii) such other financial information regarding the Borrower and its Subsidiaries as the Administrative Agent or a Lender may request.

           (e) Material Adverse Effect. Since December 31, 2001, no event or condition has occurred which has had or would reasonably be expected to have a Material Adverse Effect.

           (f) Consents. Receipt by the Administrative Agent of evidence that all necessary governmental, shareholder and third party consents and approvals, if any, have been received and no condition or Requirement of Law exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated hereby.

           (g) Litigation. There shall not exist any pending or, to the knowledge of any Credit Party, threatened action, suit, investigation or proceeding before any court, arbitrator or Governmental Authority that purports to affect a Credit Party or any of its Subsidiaries or any transaction contemplated by the Credit Documents that could reasonably be expected to have a Material Adverse Effect.

           (h) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower as of the Closing Date stating that (i) the Credit Parties and each of their Subsidiaries are in material compliance with all existing financial obligations in all material respects, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Credit Parties, any of their Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (iii) the financial statements and information delivered to the Administrative Agent on or before the Closing
      Date were prepared in good faith and in accordance with GAAP and
      (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (A) the Borrower is Solvent and the Borrower and its Subsidiaries taken as a whole are Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in
      Section 7.2 (which certification shall demonstrate the portion of EBITDA for such fiscal period attributable to, without duplication,
      (A) Persons that are not Credit Parties and (B) minority interests).

           (i) Existing Credit Agreement. Receipt by the Administrative Agent of evidence satisfactory to it that all of the Indebtedness of the Credit Parties under the Existing Credit Agreement has been paid in full (or will be paid in full with the proceeds of the initial Loans made herein), all documents executed or delivered in connection therewith have been terminated and all Liens granted in connection therewith have been released or are agreed to be released upon such repayment in full.

           (j) Fees and Expenses. Payment by the Credit Parties of all fees and all expenses for which invoices have been presented owed by them to the Administrative Agent or the Lenders, including, without limitation, as set forth in the Fee Letter.

           (k) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender.

      5.2  Conditions to All Extensions of Credit.

      In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall the Issuing Lender be required to issue or extend a Letter of Credit unless:

           (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, to the Issuing Lender, an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2, and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in
      Section 2.3.

           (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

           (c) No Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect to such Extension of Credit.

           (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the outstanding Revolving Loans plus outstanding LOC Obligations plus outstanding Swing Line Loans shall not exceed the Revolving Committed Amount, (ii) the sum of outstanding LOC Obligations shall not exceed the LOC Committed Amount and (iii) the sum of outstanding Swing Line Loans shall not exceed the Swing Line Committed Amount.

 The delivery of each Notice of Borrowing, each request for a Letter of Credit and each Swing Line Loan Request shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), and (d) above.


                                  SECTION 6

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      The Credit Parties hereby represent to the Administrative Agent and each Lender that:

      6.1  Organization and Good Standing.

      Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction where its ownership or operation of property or the conduct of its business would require it to be qualified, in good standing and authorized, unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has the power and authority to own and operate its properties and to carry on its business as now conducted.

      6.2  Due Authorization.

      Each Credit Party (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) has duly taken all necessary action to authorize, and is duly authorized, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

      6.3  Enforceable Obligations.

      Each Credit Party has duly executed this Credit Agreement and each other Credit Document to which such Credit Party is a party and this Credit Agreement and such other Credit Documents constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

      6.4  No Conflicts.

      Neither the execution and delivery of the Credit Documents to which it is a party, nor the consummation of the transactions contemplated herein and therein, nor the performance of or compliance with the terms and provisions hereof and thereof by a Credit Party will (a) violate, contravene or conflict with any provision of such Credit Party's organizational documents,
 (b) violate, contravene or conflict with any Requirement of Law (including, without limitation, Regulations T, U or X), order, writ, judgment, injunction, decree, license or permit applicable to such Credit Party, (c) violate, contravene or conflict with material contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which such Credit Party is a party or by which it or its properties may be bound, or (d) result in or require the creation of any Lien upon or with respect to the properties of such Credit Party.

      6.5  Consents.

      Except for consents, approvals and authorizations which have been obtained, no material consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, equity owner or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents, or the consummation of any transaction contemplated herein or therein by such Credit Party.

      6.6  Financial Condition.

      The financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(d) and Sections 7.1(a) and (b): (a) have been prepared in accordance with GAAP, (b) present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods and (c) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries (whether or not included on the balance sheet). Since December 31, 2001, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, or purchase or other acquisition by any such Person of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which, is not
 (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 5.1(d) and Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent and the Lenders.

      6.7  No Material Change.

      Since December 31, 2001, there has been no development or event relating to or affecting any Credit Party or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

      6.8  Disclosure.

      Neither this Credit Agreement, nor any other Credit Document, nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or written statement furnished to the Administrative Agent or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which made, not misleading as of the time when made or delivered.

      6.9  No Default.

      No Credit Party nor any of its Subsidiaries is in default under any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect (provided, that to the extent any such default(s) relate to Indebtedness, the amount of such Indebtedness shall be at least $10,000,000). No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement and the other Credit Documents.

      6.10 Litigation.

      There are no actions, suits or legal, equitable, arbitration or administrative proceedings, investigations, claims, civil investigative demands, criminal prosecution, imposition of criminal or civil fines and penalties, or any other proceeding before any Governmental Authorities, pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party or any of its Subsidiaries or against any of its or their respective Properties or revenues which (a) purport to affect or pertain to this Credit Agreement or the other Credit Documents or (b) could reasonably be expected to have a Material Adverse Effect.

      6.11 Taxes.

      Each Credit Party and each of its Subsidiaries has filed, or caused to be filed, all federal and other material tax returns required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      6.12 Compliance with Law.

      Except to the extent the same would not have or would not reasonably be expected to have a Material Adverse Effect:

           (a) Each Credit Party and each of its Subsidiaries is in compliance with all Requirements of Law (including, without limitation, Environmental Laws, HIPAA, ERISA and all applicable laws and regulations pertaining to fiscal soundness, solvency and financial condition) and all material orders, writs, injunctions and decrees applicable to it, or to its properties.

           (b) (i) No Credit Party nor any of its Subsidiaries nor any individual employed by a Credit Party or any of its Subsidiaries has been, or may reasonably be expected to be excluded or suspended from participation in any Medical Reimbursement Program for their corporate or individual actions or failures to act; and (ii) there is no member of management continuing to be employed by any Credit Party or any of its Subsidiaries who may reasonably be expected to have individual criminal culpability for healthcare matters under investigation by any Governmental Authority unless such member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the Governmental Authority.

      6.13 Licensing and Accreditation.

      Except to the extent the same would not have or would not be reasonably expected to have a Material Adverse Effect, each of the Credit Parties has, to the extent applicable: (a) obtained and maintains in good standing all required licenses, permits, authorization and approvals of each Governmental Authority necessary to the conduct of its business; (b) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; and (c) ensured that all such required licenses, certifications and accreditations are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

      6.14 Title to Properties.

      Each Credit Party and each of its Subsidiaries is the owner of, and has good and marketable title to, or has a valid license or lease to use, all of its material Properties, and none of such owned Properties is subject to any Liens other than Permitted Liens.

      6.15 Insurance.

      The Properties owned by each Credit Party and each of its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks, as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties or their Subsidiaries operate.

      6.16 Use of Proceeds.

      The proceeds of the Loans will be used solely for the purposes specified in Section 7.9. No proceeds of the Loans will be used for the Acquisition of another Person unless such Acquisition is a Permitted Acquisition.

      6.17 Government Regulation.

           (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act, (ii) the Exchange Act or (iii) Regulations T, U or X.

           (b) No Credit Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

      6.18 No Burdensome Restrictions.

      No Credit Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

      6.19 ERISA.

      Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect:

           (a) (i) No ERISA Event has occurred, and, to the best knowledge of the Credit Parties, each of their Subsidiaries and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iv) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Credit Parties, each of their Subsidiaries and each ERISA Affiliate, nothing has occurred which would prevent, or cause the loss of, such qualification; and (v) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

           (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan allocated to such accrued liabilities.

           (c) No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has incurred, or, to the best of each such party's knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person's knowledge, reasonably expected to be in reorganization, insolvent, or terminated. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

           (d)  No prohibited transaction (within the meaning of Section
      406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending or, to the best knowledge of the Credit Parties, each of their Subsidiaries and each ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

           (e) No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

      6.20 Environmental Matters.

           (a) Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect:

                (i) Each of the real properties owned, leased or operated by a Credit Party or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.

                (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

                (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

                (v) There has been no release (including, without limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

                (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                (vii) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than among themselves) under any Environmental Law.

           (b) The Credit Parties have adopted procedures that are designed to (i) ensure that each Credit Party, any of its operations and each of the Real Properties complies with applicable Environmental Laws and
      (ii) minimize any liabilities or potential liabilities that each Credit Party, any of its operations and each of the Real Properties may have under applicable Environmental Laws.

      6.21 Intellectual Property.

      Each Credit Party and each of its Subsidiaries owns, or has the legal right to use, all material patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted. No claim has been asserted in writing to a Credit Party or any of its Subsidiaries and is pending by any Person challenging or questioning the use of any Intellectual Property owned by any Credit Party or any of its Subsidiaries or that any Credit Party or any of its Subsidiaries has a right to use or the validity of any such Intellectual Property, nor does any Credit Party or any of its Subsidiaries have knowledge of any such claim, and, to the knowledge of the Credit Parties and their Subsidiaries, the use of any Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect.

      6.22 Subsidiaries.

      Set forth on Schedule 6.22 is a complete and accurate list of all Subsidiaries of each Credit Party and a classification of such Subsidiaries as part of the PPO Business or Claims Administration Business, as applicable. Schedule 6.22 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent (and such updated Schedule 6.22 shall for all purposes constitute Schedule 6.22 hereto without the need for any action by any Person).

      6.23 Solvency.

      The Borrower is Solvent, and the Borrower and its Subsidiaries taken as a whole are Solvent.

      6.24 Indebtedness.

      The Credit Parties and their Subsidiaries have no Indebtedness except
 (a) as set forth on Schedule 6.24 and (b) as otherwise permitted by Section
 8.1.


                                   SECTION 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

      7.1  Information Covenants.

      The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

           (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations, retained earnings, changes in stockholders' equity and cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be limited as to the scope of the audit or qualified in any manner.

           (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Authorized Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

           (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, (ii) demonstrating compliance with any other terms of this Credit Agreement as reasonably requested by the Administrative Agent, (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto, (iv) representing the then current Debt Ratings of the Borrower and (v) demonstrating the portion of EBITDA for such fiscal period attributable to, without duplication,
      (A) Persons that are not Credit Parties and (B) minority interests.

           (d) Annual Business Plan and Budgets. Within 45 days after the end of each fiscal year of the Borrower, the Borrower shall furnish to the Administrative Agent an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis in the form submitted to the board of directors of the Borrower.

           (e) Reports. Promptly upon transmission or receipt thereof, (a) copies of any material filings and registrations with, and reports to or from, any Governmental Authority which has regulatory authority with respect to the Credit Parties, and copies of all financial statements, proxy statements, notices and reports as a Credit Party or any of its Subsidiaries shall send to its shareholders generally and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Safety and Health Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

           (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

           (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted or presented by independent accountants to any Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

           (h) Notices. Upon a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within three Business Days) of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the occurrence of any of the following with respect to any Credit Party or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitration, investigations, claims, civil investigative demands, criminal prosecution, imposition of criminal or civil fines and penalties, or any other proceeding before any Governmental Authorities against a Credit Party or any of its Subsidiaries which if adversely determined (1) would have or would reasonably be expected to have a Material Adverse Effect, or (2) would reasonably be expected to result in an aggregate liability to the Credit Parties in excess of $10,000,000, (B) material non-compliance with, or the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of, any Requirement of Law (including, without limitation, Environmental Laws) the violation of which would have or would reasonably be expected to have a Material Adverse Effect and
      (C) material non-compliance with any contractual obligation of a Credit Party or any of its Subsidiaries and (iii) any change to the Debt Rating of the Borrower.

           (i) ERISA. Upon a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate obtaining knowledge thereof, such Person shall give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within two Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate;
      (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such Person with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Single Employer Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

           (j)  Environmental.

                (i) Subsequent to a notice from any Governmental Authority that would reasonably cause concern, or during the existence of an Event of Default, and upon the written request of Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Property owned, leased or operated by a Credit Party and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental report within seventy-five
           (75) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand.

                (ii) Each Credit Party will conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any Real Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Real Property to the extent any failure would have or would reasonably be expected to have a Material Adverse Effect.

           (k) Statutory Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, copies of all annual financial statements prepared for and delivered to any Governmental Authority pursuant to Requirements of Law applicable to providers of life, health care or disability insurance or the provision of health care services or such insurance or the management of health care services with respect to any Subsidiary of the Borrower that either (i) owns assets in excess of 7.5% of Total Assets, (ii) produces revenues in excess of 7.5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis or (iii) produces more than 7.5% of EBITDA.

           (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent (or any Lender, through the Administrative Agent) may reasonably request.

      7.2  Financial Covenants.

           (a) Net Worth. During any such time that the Borrower does not have an Investment Grade Rating, Net Worth shall be greater than or equal to the sum of (i) 75% of Net Worth on December 31, 2001 plus
      (ii) 50% of Net Income (without deduction for losses) earned for each fiscal quarter of the Borrower (beginning with the quarter ending March 31, 2002) including the most recent fiscal quarter ending prior to the date of determination plus (iii) 50% of the amount of Net Cash Proceeds from any Equity Issuance occurring from the Effective Date to the last day of the most recent fiscal quarter ending prior to the date of determination minus (iv) the aggregate amount (not to exceed $300,000,000) of all payments made by the Borrower subsequent to the Closing Date for the purchase, redemption or other acquisition or retirement of any shares of the Capital Stock of the Borrower.

           (b) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to
      3.00 to 1.0.

           (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to 3.00 to 1.0.

      7.3  Preservation of Existence and Franchises.

      Each of the Credit Parties will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises, Intellectual Property and authority except as permitted by Section 8.4 and except where any such failure could not reasonably be expected to have a Material Adverse Effect.

      7.4  Books and Records.

      Each of the Credit Parties will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

      7.5  Compliance with Law.

      Except to the extent the failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to, (a) comply with all Requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, Environmental Laws, HIPAA and ERISA), (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation the Social Security Act and Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Credit Parties; and (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses.

      7.6  Payment of Taxes and Other Claims.

      Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all material lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or
 (ii) would have or would reasonably be expected to have a Material Adverse Effect.

      7.7  Insurance.

      Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable national companies that are not Affiliates of the Borrower, in such amounts, covering such risks and liabilities and with such deductibles as are in accordance with normal industry practice.

      7.8  Maintenance of Property.

      Each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, in each case to the extent and in the manner customary for companies in similar businesses.

      7.9  Use of Proceeds.

      The Credit Parties will use the proceeds of the Loans solely (a) to repay Indebtedness outstanding under the Existing Credit Agreement, (b) to provide working capital and (c) for general corporate purposes. The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

      7.10 Audits/Inspections.

      Upon reasonable notice and during normal business hours, at the Credit Parties' expense, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's or Subsidiary's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent, any Lender or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent or the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and/or their Subsidiaries.

      7.11 Additional Guarantors.

      The Borrower may, at its option, cause any of its Domestic Subsidiaries to (a) execute a Joinder Agreement in substantially the same form as Exhibit 7.11, (b) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent and (c) update such schedules to the Credit Agreement as appropriate to reflect the joinder of such Subsidiary (and upon such update, such updated schedules shall constitute the applicable schedules hereunder without the need for any further action by any Person).

      7.12 PPO Business.

      The Credit Parties will cause the PPO Business to be directly owned and operated by either the Borrower and/or one or more Guarantors that are wholly-owned Subsidiaries of the Borrower.

      7.13 Claims Administration Business.

      The Credit Parties will cause each Subsidiary that comprises the Claims Administration Business to distribute to the Credit Parties from time to time (but in any event at least quarterly) all cash of such Subsidiary in excess of any minimal regulatory capital.


                                  SECTION 8

                              NEGATIVE COVENANTS
                              ------------------

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

      8.1  Indebtedness.

      (a) Indebtedness of the Borrower. The Borrower will not contract, create, incur, assume or permit to exist any Indebtedness other than:

           (i) Indebtedness arising under this Credit Agreement and the other Credit Documents;

           (ii) Indebtedness owing to a Guarantor;

           (iii) Indebtedness existing on the Closing Date and set forth on Schedule 6.24; and

           (iv) subject to the limitations on Liens set forth in Section 8.2, other Indebtedness so long as immediately after giving effect to the incurrence thereof (A) the Borrower is in compliance on a Pro Forma Basis with the financial covenant set forth in Sections 7.2(b) and 7.2(c) and (B) no Default or Event of Default exists; provided, however, at any time that the Borrower does not have an Investment Grade Rating, the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (iv) shall not exceed $300,000,000 (or, if at such time the aggregate amount of such Indebtedness exceeds $300,000,000, no additional Indebtedness can be incurred pursuant to this clause (iv) until the Borrower obtains an Investment Grade Rating).

      (b) Indebtedness of Subsidiaries of the Borrower. Neither the Borrower nor any other Credit Party will permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, other than:

           (i) Indebtedness arising under this Credit Agreement and the other Credit Documents;

           (ii) Indebtedness owing by a Guarantor to another Credit Party;

           (iii) Indebtedness owing by a Foreign Subsidiary to another Foreign Subsidiary;

           (iv) Any guaranty of Indebtedness of a Credit Party;

           (v)  Indebtedness existing on the Closing Date and set forth on
      Schedule 6.24; and

           (vi) subject to the limitations on Liens set forth in Section 8.2, other Indebtedness so long as immediately after giving effect to the incurrence thereof (A) the Borrower is in compliance on a Pro Forma Basis with the financial covenant set forth in Sections 7.2(b) and 7.2(c) and (B) no Default or Event of Default exists; provided, however, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (vi) shall not to exceed the sum of (1) $75,000,000 minus (2) the aggregate principal amount all secured Indebtedness of the Borrower incurred pursuant to Section 8.1(a)(iv).

      8.2  Liens.

      No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, other than Permitted Liens.

      8.3  Nature of Business.

      No Credit Party will, nor will it permit its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Credit Parties and/or one or more of their Subsidiaries on the Effective Date or reasonable extensions thereof.

      8.4  Consolidation and Merger.

      No Credit Party will, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation (including in connection with any Acquisition) or liquidate, wind up or dissolve itself, or suffer any such liquidation, wind-up or dissolution; provided that Permitted Acquisitions may be consummated and a Credit Party or a Subsidiary of a Credit Party may merge or consolidate with or into another Person if the following conditions are satisfied:

           (a) the Administrative Agent is given prior written notice of such action;

           (b) if the merger or consolidation involves a Credit Party, the surviving entity of such merger or consolidation shall either (i) be such Credit Party or (ii) be a Subsidiary of the Borrower and expressly assumes in writing all of the obligations of such Credit Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity;

           (c) the Credit Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may reasonably request; and

           (d) immediately after giving effect to such transaction, (i) the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.2 and (ii) no Default or Event of Default shall have occurred and be continuing.

      8.5  Sale or Lease of Assets.

      No Credit Party will, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise voluntarily dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold) and securities, other than a sale, lease, transfer or other disposal of (a) assets from one Credit Party to another Credit Party; (b) assets from Subsidiaries that are not Credit Parties to a Credit Party or any Subsidiary of a Credit Party, (c) inventory or equipment in the ordinary course of business; (d) obsolete, slow-moving, idle or worn-out assets no longer used or useful in the business of such Credit Party or the trade-in of equipment for equipment in better condition or of better quality; (e) assets which constitute a Permitted Investment in the ordinary course of business; and (f) assets of the Credit Parties and their Subsidiaries after the Closing Date, in addition to those permitted above in this Section 8.5; provided that (i) the transfer is for fair market value,
 (ii) no Default or Event of Default exists either prior to or after giving effect thereto and (iii) after giving effect thereto, the aggregate amount of all such transfers, calculated on a net book value basis, does not exceed ten percent (10%) of Net Worth, as determined on the last day of the most recently ended fiscal year of the Borrower.

      8.6  Investments.

      No Credit Party will, nor will it permit its Subsidiaries to, make or permit to exist any Investments except for Permitted Investments.

      8.7  Transactions with Affiliates.

      No Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (a) transactions between or among Credit Parties, (b) transactions between or among Subsidiaries which are not Credit Parties or (c) on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

      8.8  Fiscal Year; Accounting; Organizational Documents.

      No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year, (b) change its accounting procedures, except as a result of changes in GAAP and in accordance with Section 1.3 or (c) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its organizational or governing documents.

      8.9  No Limitations.

      No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest and (ii) this Credit Agreement and the other Credit Documents.

      8.10 No Other Negative Pledges.

      No Credit Party will, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) as set forth in the Credit Documents, (b) in connection with any Permitted Lien or any document or instrument governing any such Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Lien, (c) customary restrictions and conditions contained in any agreement relating to the sale of any assets not prohibited hereunder pending the consummation of such sale and
 (d) customary non-assignment provisions in contracts.

      8.11 Restricted Payments.

      No Credit Party will, nor will it permit its Subsidiaries to, make any Restricted Payments unless (a) the Borrower is in compliance with the financial covenants set forth in Section 7.2 on a Pro Forma Basis giving effect to such Restricted Payment, (b) both immediately before and immediately after giving effect to such Restricted Payment, no Default or Event of Default exists, (c) immediately after giving effect to such Restricted Payment, Net Worth is positive and (d) the aggregate amount of all Restricted Payments made by the Credit Parties and their Subsidiaries after the Closing Date shall not exceed the sum of (i) $400,000,000 plus
 (ii) 25% of Net Income (without deduction for losses) earned for each fiscal quarter of the Borrower (beginning with the quarter ending March 31, 2002) including the most recent fiscal quarter ending prior to the date of determination; provided that during any time that the Leverage Ratio is equal to or greater than 2.5 to 1.0 as of the last day of the most recently ended fiscal quarter of the Borrower for which the Administrative Agent has received the Authorized Officer's certificate in accordance with Section 7.1(c), the aggregate annual amount of such Restricted Payments shall not exceed $50,000,000 per fiscal year (or, if at such time, the aggregate amount of Restricted Payments made during the current fiscal year exceeds $50,000,000 no additional Restricted Payments shall be made during such fiscal year).

                                  SECTION 9

                              EVENTS OF DEFAULT
                              -----------------

      9.1  Events of Default.

      An Event of Default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an "Event of Default"):

           (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

           (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

           (c)  Covenants.  Any Credit Party shall:

                (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.10, 7.11, 7.13 or Section 8 inclusive;

                (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days; or

                (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

           (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) any Credit Document shall fail to give the Administrative Agent and/or the Lenders the material rights, powers and privileges purported to be created by such Credit Document.

           (e) Guaranties. The guaranty given by any Guarantor or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty or such Guarantor shall default in the due payment or performance of such guaranty.

           (f) Bankruptcy, etc. The occurrence of any of the following with respect to a Credit Party or any of its Subsidiaries (other than an Immaterial Subsidiary) (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of such Person or for any substantial part of its Property or ordering the winding up or liquidation of, or an administrator in respect of, its affairs; or
      (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against such Person and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) such Person shall fail generally, or shall admit in writing its inability, to pay its debts as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

           (g)  Defaults under Other Agreements.

                (i) With respect to any Indebtedness in excess of $10,000,000 (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of its Subsidiaries (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders, if any) to require any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid; or

                (ii) Except with respect to Indebtedness, a Credit Party or any of its Subsidiaries shall default in the due performance or observance (beyond any applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party and such default (A) shall continue unremedied for a period of at least 30 days and (B) could reasonably be expected to have a Material Adverse Effect.

           (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties and their Subsidiaries involving a liability of $10,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has not denied coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

           (i) ERISA. The occurrence of any of the following events or conditions that could reasonably be expected to result in liabilities in an aggregate amount in excess of $10,000,000: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a Credit
      Party, any Subsidiary of a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
      Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan.

           (j)  Ownership.  There shall occur a Change of Control.

      9.2  Acceleration; Remedies.

      Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or shall, upon the request and direction of the Required Lenders, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

           (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

           (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other Indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

           (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

           (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

 Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

 Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

      9.3  Allocation of Payments After Acceleration.

      Notwithstanding any other provisions of this Credit Agreement, after the acceleration of the Loans and other obligations owing by the Credit Parties to the Lenders hereunder, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

           FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable Attorney Costs) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below;

           SECOND, to payment of any fees owed to the Administrative Agent, the Issuing Lender or any Lender, pro rata as set forth below;

           THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

           FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata as set forth below;

           FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above;

           SIXTH, to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender or Affiliate of a Lender, pro rata as set forth below; and

           SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

 In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations, or, in the case of clause "SIXTH" above, the proportion of then outstanding obligations under Hedging Agreements) of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and
 (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH" and "FIFTH" above in the manner provided in this Section 9.3.


                                  SECTION 10

                              AGENCY PROVISIONS
                              -----------------

      10.1 Appointment.

           (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary or trustee relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

           (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities
      (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken by or omissions of the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

      10.2 Delegation of Duties.

      The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      10.3 Exculpatory Provisions.

      No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

      10.4 Reliance on Communications.

           (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants, and their respective successors and assigns. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

           (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

      10.5 Notice of Default.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be reasonably directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      10.6 Non-Reliance on Administrative Agent and Other Lenders.

      Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Credit Parties and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      10.7 Indemnification.

      Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's gross negligence or willful misconduct; it being understood that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this
 Section 10.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section 10.7 shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

      10.8 Administrative Agent in Its Individual Capacity.

      Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      10.9 Successor Agent.

      The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent (such appointment, absent the existence of an Event of Default, to be subject to the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and 11.9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      10.10     Other Agents; Lead Managers.

      None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent", "documentation agent", "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

      11.1 Notices.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth on Schedule 11.1, (c) the Business Day following the day on which the same has been delivered prepaid (or subject to an invoice arrangement) to a reputable national overnight air courier service, or
 (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

      11.2 Right of Set-Off; Automatic Debits.

           (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party then due and payable to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, even though such charge is made or entered on the books of such Lender subsequent thereto.

           (b) In addition to clause (a) above, with respect to any principal or interest payment, fee, or any other cost or expense (including Attorney Costs), due and payable to the Administrative Agent or the Lenders under the Credit Documents, the Credit Parties hereby irrevocably authorize and direct the Administrative Agent to debit any deposit account of the Credit Parties with the Administrative Agent (as one of the Lenders) in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such payment, fee, or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the payment, fee, other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 11.2(b) shall be deemed a set-off.

      11.3 Benefit of Agreement.

           (a) Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Credit Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.3(b), (ii) by way of participation in accordance with the provisions of Section 11.3(d) or
      (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.3(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participation Purchasers to the extent provided in Section 11.3(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

           (b) Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned; (iii) any assignment of a Commitment to make Revolving Loans must be approved by the Administrative Agent and the Issuing Lender and the Swing Line Lender (such approval not to be unreasonably withheld) unless the Person that is the proposed assignee is itself a Lender with a Commitment to make Revolving Loans (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee shall not be payable or reimbursable by any Credit Party), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.3(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.12, 3.13, 3.14 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this Section 11.3(b) shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.3(d).

           (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participation Purchaser") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that
      (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
      (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participation Purchaser, agree to any amendment, modification or waiver that decreases the amount of principal of or the rate at which interest is payable on such Loans, decreases the rate of the Facility Fees or the Letter of Credit Fees, extends any scheduled principal payment date or date fixed for the payment of interest on such Loans, extends its Commitment or releases the Borrower or all or substantially all of the Guarantors from its or their respective obligations under the Credit Documents. Subject to Section 11.3(e), the Borrower agrees that each Participation Purchaser shall be entitled to the benefits of Sections
      3.9 through 3.15, inclusive, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.3(b). To the extent permitted by law, each Participation Purchaser also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participation Purchaser agrees to be subject to Section 3.8 as though it were a Lender.

           (e) Additional Limitation on Participation Purchasers' Rights. A Participation Purchaser shall not be entitled to receive any greater payment under Sections 3.9 through 3.15, inclusive, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participation Purchaser, unless the sale of the participation to such Participation Purchaser is made with the Borrower's prior written consent. A Participation Purchaser that is a "foreign corporation, partnership or trust" within the meaning of the Code shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Participation Purchaser and such Participation Purchaser agrees, for the benefit of the Borrower, to comply with Section 3.13(e) as though it were a Lender.

           (f) Unrestricted Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

           (g) Information. Any Lender may furnish any information concerning the Credit Parties or any of their Subsidiaries in the possession of such Lender from time to time to assignees and Participation Purchaser (including prospective assignees and Participation Purchasers), subject, however, to the provisions of
      Section 11.14.

           (h) CLO's. Notwithstanding anything to the contrary contained herein, any Lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 11.6 and (iv) with respect to notices, payments and other matters hereunder, the Credit Parties, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender. The funding of a Loan by an SPC hereunder shall utilize the Loan Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This clause (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

           (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon five (5) Business Days' notice to the Borrower, terminate its Swing Line Commitment. In the event of any such resignation as Issuing Lender or termination of its Swing Line Commitment, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or the termination of its Swing Line Commitment, as the case may be. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund their Participation Interests pursuant to Section 2.2). If Bank of America terminates its Swing Line Commitment, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Revolving Loans or fund their Participation Interests in outstanding Swing Line Loans pursuant to Section 2.3.

      11.4 No Waiver; Remedies Cumulative.

      No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      11.5 Payment of Expenses; Indemnification.

      The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent-Related Persons in connection with
 (A) the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent) and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, and (ii) the Agent-Related Persons and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable Attorneys' Costs of the Administrative Agent and each of the Lenders and
 (B) any bankruptcy or insolvency proceeding of any Credit Party, and (b) indemnify the Agent-Related Persons and each Lender, its officers, directors, employees, representatives, counsel and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Agent-Related Person or any Lender is a party thereto) related to (x) the syndication, the entering into and/or performance of any Credit Document (and any commitment letters related thereto) or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, reasonable Attorneys' Costs incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified and excluding taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges (as to which Section 3.13 shall govern)) and (y) any Environmental Claim (all of the foregoing, collectively, "Indemnified Liabilities"). The agreements in this Section 11.5 shall survive the termination of the Commitments and the repayment of the Credit Party Obligations.

      11.6 Amendments, Waivers and Consents.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

           (a)  extend the Maturity Date;

           (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

           (c)  reduce or waive the principal amount of any Loan;

           (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

           (e) release the Borrower from its obligations or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents or release all or substantially all of the Guarantors from their respective obligations under the Credit Documents;

           (f)  amend, modify or waive any provision of this Section 11.6 or
      Section 3.4(a), 3.4(b)(i), 3.7, 3.8, 9.1(a), 11.2 or 11.5; or

           (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders.

 Notwithstanding the above, (i) no provisions of Section 10 or Section 11.3 may be amended or modified without the consent of the Administrative Agent,
 (ii) no provisions of Section 2.2 may be amended or modified without the consent of the Issuing Lender and (iii) no provisions of Section 2.3 may be amended or modified without the consent of the Swing Line Lender.

 Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      11.7 Counterparts/Telecopy.

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

      11.8 Headings.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      11.9 Survival of Indemnification and Representations and Warranties.

      All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

      11.10     Governing Law; Venue; Jurisdiction.

           (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of Illinois or of the United States for the Northern District of Illinois, Eastern Division, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party irrevocably consents to the service of process in any action or proceeding with respect to this Credit Agreement or any other Credit Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
      Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.10(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

           (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.11     Waiver of Jury Trial; Waiver of Consequential Damages.

      EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto agrees not to assert any claim against any other party hereto, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

      11.12     Severability.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      11.13     Further Assurances.

      The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

      11.14     Confidentiality.

      Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.10 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any Affiliate of a Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (e) any other Lender, or any assignee, transferee or Participation Purchaser, or any potential assignee, transferee or Participation Purchaser, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information or (f) to any other Person to the extent required by applicable laws or regulations or by any subpoena or similar legal process. No Lender shall have any obligation under this Section 11.14 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.14 by any Lender or representative thereof.

      11.15     Entirety.

      This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      11.16     Binding Effect; Continuing Agreement.

           (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Administrative Agent and each Lender and their respective successors and assigns.

           (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

 BORROWER:
 --------                 FIRST HEALTH GROUP CORP.,
                          a Delaware corporation

                          By:
                          Name:  Joseph E. Whitters
                          Title:  Chief Financial Officer

 GUARANTOR:
 ---------                CCN MANAGED CARE, INC.,
                          a Delaware corporation

                          By:
                          Name:  Joseph E. Whitters
                          Title:  Treasurer and Chief Financial Officer



 ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
 --------------------     in its capacity as Administrative Agent

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________

 LENDERS:
 -------                  BANK OF AMERICA, N.A.

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          BANK ONE, NA

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          SUNTRUST BANK

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          LASALLE BANK NATIONAL ASSOCIATION

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          BNP PARIBAS

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________


                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________




                          NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          THE BANK OF NEW YORK

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          BANK HAPOALIM

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________


                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          UNION BANK OF CALIFORNIA, N.A.

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          U.S. BANK, NATIONAL ASSOCIATION

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          MIZUHO CORPORATE BANK, LTD.

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          CITICORP USA, INC.

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________




                          THE NORTHERN TRUST COMPANY

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



                          SOCIETE GENERALE

                          By:    ________________________________
                          Name:  ________________________________
                          Title: ________________________________



*****************************************************************************

                      CREDIT AGREEMENT SCHEDULES & EXHIBITS

*****************************************************************************
                                                              Schedule 1.1(a)


                               SCHEDULE 1.1(a)

              LENDERS AND REVOLVING LOAN COMMITMENT PERCENTGATES
              --------------------------------------------------

                                                                   Principal
                                              Revolving Loan       Amount of
                                                Commitment      Revolving Loan
                                                Percentage         Committed
                   Lender                                           Amount
   --------------------------------------------------------------------------
   Bank of America, N.A.                      11.666666668%    $46,666,666.67
   Bank of America Corporate Center
   100 N. Tryon Street, 17th Floor
   Attn:  Joseph L. Corah
   Tel:  704.386.5976
   Fax:  704.388.6002

   --------------------------------------------------------------------------

   BNP Paribas                                10.000000000%    $40,000,000.00
   787 7th Avenue
   New York, NY  10019
   Attn:  Brock Harris
   Tel:  212.841.2069
   Fax:  212.841.2292

   --------------------------------------------------------------------------

   National City Bank of                       5.000000000%    $20,000,000.00
   Michigan/Illinois
   2021 Spring Road, Suite 600
   Oak Brook, IL  60523
   Attn:  Joel R. Warland, Vice President
   Tel:  630.954.3122
   Fax:  630.954.3736

   --------------------------------------------------------------------------

   The Bank of New York                        6.250000000%    $25,000,000.00
   One Wall Street
   New York, NY  10286
   Attn:  Patrick Vatel
   Tel:  212.635.7882
   Fax:  212.635.1481

   --------------------------------------------------------------------------

   Bank Hapoalim                               2.500000000%    $10,000,000.00
   225 N. Michigan Avenue
   Suite 900
   Chicago, IL  60601
   Attn:  Michael J. Byrne
   Tel:  312.228.64
   Fax:  312.228.6490

   --------------------------------------------------------------------------

   Union Bank of California, N.A.              3.750000000%    $15,000,000.00
   445 South Figueroa Street, 18th Floor
   Los Angeles, CA  90071
   Attn:  Scott Jessup
   Tel:  213.236.4023
   Fax:  213.236.7814

   --------------------------------------------------------------------------

   U.S. Bank, N.A.                             5.000000000%    $20,000,000.00
   777 E. Wisconsin Avenue
   MK-FC-GLCB
   Milwaukee, WI  53202
   Attn:  Matthew J. Schulz
   Tel:  414.765.5724
   Fax:  414.765.4632

   --------------------------------------------------------------------------

   Mizuho Corporate Bank, Ltd.                 6.250000000%    $25,000,000.00
   227 West Monroe Street
   Suite 2600
   Chicago, IL  60606
   Attn:  Thomas Danielson
   Tel:  312.855.8479
   Fax:  312.855.8200

   --------------------------------------------------------------------------

   CitiCorp USA, Inc.                          6.250000000%    $25,000,000.00
   390 Greenwich Street
   19th Floor
   New York, NY  10013
   Attn:  Allen Fisher
   Tel:  212.723.6708
   Fax:  212.723.8544

   --------------------------------------------------------------------------

   Bank One, NA                               11.666666668%    $46,666,666.67
   Mail Code:  IL1-0544
   1 Bank One Plaza
   Chicago, IL  60670
   Attn:  Jeanne Perkins
   Tel:  312.732.4606
   Fax:  312.732.2016

   --------------------------------------------------------------------------

   SunTrust Bank                              11.666666668%    $46,666,666.66
   201 4th Avenue North
   3rd Floor
   Nashville, TN  37219
   Attn:  Bill Priester
   Tel:  615.748.5969
   Fax:  615.748.5269

   --------------------------------------------------------------------------

   LaSalle Bank National Association          10.000000000%    $40,000,000.00
   135 South La Salle Street
   Suite 1126
   Chicago, IL  60603
   Attn:  Betty Latson
   Tel:  312.904.2738
   Fax:  312.904.6546

   --------------------------------------------------------------------------

   The Northern Trust Company                  6.250000000%    $25,000,000.00
   50 South LaSalle Street
   Chicago, IL  60675
   Attn:  Ron Mallicoat
   Tel:  312.444.3428
   Fx:  312.444.7997

   --------------------------------------------------------------------------

   Societe Generale                            3.750000000%    $15,000,000.00
   1221 Avenue of the Americas
   New York, New York  10020
   Attn:  Richard Bernal
   Tel:  212.278.6292
   Fx:    212.278.7862

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                    TOTAL                           100.00%   $400,000,000.00
   --------------------------------------------------------------------------

*****************************************************************************
                                                              Schedule 2.2(c)



                         Letters of Credit Outstanding
                                as of 3/31/02


                         Date                          Face      Expiry
   Issuer       LC #    Issued    Beneficiary         Amount      Date
------------ ---------- ------- ------------------  ---------   -------
LaSalle Bank 9200101807 9/25/97 New York State      5,000,000   6/30/02
                                Elderly
                                Pharmaceutical
                                Insurance
                                Coverage Program


LaSalle Bank S520046    11/8/99 Banks Richmond L.P.  2,500,000   7/1/02


LaSalle Bank S537062    1/31/02 Lumbermans Mutual      224,000  Automatically
                                Casualty Company                renews annually
                                                                until 3/1/07
                                                                unless notice
                                                                is given
*****************************************************************************
                                                                Schedule 6.24


                                     Indebtedness
                                     as of 12/31/01




 Letters of Credit                    500,000
  1.  Lender: Bank One
      LC#: 00321256
      Date Issued:  8/10/99
      Beneficiary:  College Road Associates
      Expiry Date:  8/10/04


  2.  Lender: LaSalle Bank             94,203
      LC#: S533348
      Date Issued:  7/31/01
      Beneficiary:  One Cabot Road Hudson, LLC
      Expiry Date:  Automatically renews until
                    2/28/02 unless notice is given


*****************************************************************************
                                                                 Schedule 8.2


                                     Liens
                                     as of 12/31/01
                                     (in 000's)


 State of California income taxes 1992  1,207




 Note:
   1) California tax amount above is in dispute; First Health is currently contesting the audit decision.


*****************************************************************************
                                                                 Schedule 8.6


                                        Investments
                                       as of 12/31/01
                                         (in 000's)


 Marketable Securities:
   U.S. Government securities               20,130
   State and municipal securities            6,437
   Foreign government securities               438
   Corporate securities                     30,134
   Mortgage and asset-backed securities      3,974
   Equity securities                         7,034
                                            ------
 Total Marketable Securities                68,147
                                            ------

 Other Investments:
   Triton Container Investments L.L.C       47,054
   Delphi Ventures V, L.P.                   6,000
   FFT Partners I, L.P.                      2,151
                                            ------
 Total Other Investments                    55,205
                                            ------

 Total Investments                         123,352
                                           =======

*****************************************************************************
                                                                Schedule 11.1

                                SCHEDULE 11.1

                                   NOTICES


 Borrower or Guarantors:
 -----------------------
 First Health Group Corp.
 3200 Highland Avenue
 Downers Grove, Illinois  60515
 Attn:     Joseph E. Whitters, CFO

 Telephone:     (630) 241-7510
 Facsimile:     (630) 719-0093

 Administrative Agent:
 --------------------
 Bank of America, N.A.,
 as Administrative Agent
 101 North Tryon Street
 NC1-001-15-04
 Charlotte, North Carolina 28255
 Attn:     Wade Duncan

 Telephone:     (704) 388-2374
 Facsimile:     (704) 409-0619

 with a copy to:

 Bank of America, N.A.
 Bank of America Corporate Center
 100 N. Tryon Street, 17th Floor
 Attn:  Joseph L. Corah
 Telephone:  (704) 386.5976
 Facsimile:  (704) 388.6002

 Lenders:
 -------
 As provided on Schedule 1.1(a)


*****************************************************************************
                                                               Exhibit 2.1(b)



                             NOTICE OF BORROWING

 TO:       BANK OF AMERICA, N.A., as Administrative Agent
           101 North Tryon Street
           NC1-001-15-04
           Charlotte, North Carolina 28255

 RE: Credit Agreement dated as of April 23, 2002 among First Health Group Corp. (the "Borrower"), certain Subsidiaries of the Borrower as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

 DATE:          April 23, 2002
 ____________________________________________________________________________


 1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

 2. Please be advised that the Borrower is requesting a Revolving Loan in the amount of $133,000,000 to be funded on April 23, 2002 at the interest rate option set forth in paragraph 3 below.

 3. The interest rate option applicable to the requested Revolving Loan shall be equal to:

      a.   ____X____  the Base Rate

      b.   ________  the Adjusted Eurodollar Rate for an
                     Interest Period of:

                     ________  one month
                     ________  two months
                     ________  three months
                     ________  six months

 4. Immediately after giving effect to the making of the requested Revolving Loan and the application of the proceeds thereof, (i) the sum of the principal amount of Revolving Loans outstanding plus LOC Obligations outstanding plus Swing Line Loans outstanding will be $140,724,000, which is less than or equal to the Revolving Committed Amount; (ii) the sum of outstanding LOC obligations shall not exceed the LOC Committed Amounts and (iii) the sum of outstanding Swing Line Loans shall not exceed the Swing Line Committed Amount.

 5. On and as of the date of the funding of the requested Revolving Loan, the representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects except to the extent they expressly and exclusively relate to an earlier date.

 6. No Default or Event of Default exists or is continuing or will be caused by giving effect to this Notice of Borrowing.



                          FIRST HEALTH GROUP CORP.,
                          a Delaware corporation

                          By:  /s/ Joseph E. Whitters
                          Name:    Joseph E. Whitters
                          Title:   Chief Financial Officer

*****************************************************************************
                                                               Exhibit 7.1(c)

                            OFFICER'S CERTIFICATE
                            ---------------------

 TO:  BANK OF AMERICA, N.A., as Administrative Agent
      101 North Tryon Street
      NC1-001-15-04
      Charlotte, North Carolina 28255

 RE: Credit Agreement dated as of April 23, 2002 among First Health Group Corp. (the "Borrower"), the Guarantors (as defined therein), the Lenders (as defined therein) and Bank of America, N.A., as Administrative Agent and Issuing Lender (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

 DATE :  April 23, 2002
 ----------------------------------------------------------------------------

      Pursuant to the terms of Section 5.1(h) of the Credit Agreement, I, Joseph E. Whitters, Chief Financial Officer of the Borrower hereby certify, on behalf of the Borrower and not in my individual capacity, that, as of the date hereof:

      a. The Credit Parties and each of their Subsidiaries are in material compliance with all existing financial obligations in all material respects.

      b. No action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Credit Parties, any of their Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.

      c.   The  financial  statements  and   information  delivered  to   the
   Administrative Agent on or before the Closing Date were prepared in good faith and in accordance with GAAP.

      d. Immediately after giving effect to the Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on the date hereof, (i) the Borrower is Solvent and the Borrower and its Subsidiaries taken as a whole are Solvent, (ii) no Default or Event of Default exists, (iii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects and (iv) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2 of the Credit Agreement.

      e.   The amount  of  EBITDA for  such  fiscal period  attributable  to,
   without  duplication,  (A) Persons   that  are  not  Credit  Parties   and
   (B) minority interests is $6,979,000.


                               FIRST HEALTH GROUP CORP.,
                               a Delaware corporation

                               By: /s/ Joseph E. Whitters
                               Name:   Joseph E. Whitters
                               Title:  Chief Financial Officer